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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

  Date of report (Date of earliest event reported)             May 10, 1999

                              THE IT GROUP, INC.
              (Exact Name of Registrant as Specified in Charter)

         Delaware                    1-9037               33-0001212
(State or Other Jurisdiction       (Commission           (IRS Employer
     of Incorporation)             File Number)        Identification No)

  2790 Mosside Boulevard
Monroeville, Pennsylvania                                 15146-2792
(Address of Principal Executive                           (Zip Code)
         Offices)

Registrant's telephone number, including area code        (412) 372-7701


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)
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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events

     On May 11, 1999, The IT Group, Inc. ("IT"), a Delaware corporation, announced that it had entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated May 10, 1999, among IT, Seismic Acquisition Corporation (the "Purchaser"), a California corporation and a newly formed, wholly owned subsidiary of IT, and EMCON (the "Company"), a California corporation. The Merger Agreement provides for the combination of the Purchaser and the Company in a two-step transaction, the first step involving a cash tender offer (the "Offer") by the Purchaser for all of the issued and outstanding shares of common stock, no par value per share (the "Shares"), of the Company at a price of $6.75 per Share, net to each seller in cash, without interest (the "Offer Price"), followed by the merger (the "Merger") of Purchaser into the Company, with the Company continuing as the surviving corporation. At the effective time (the "Effective Time") of the Merger, if Purchaser holds at least 90% of the issued and outstanding Shares, each remaining Share outstanding (other than certain excluded and dissenting Shares) will automatically be canceled and converted into the right to receive the Offer Price in cash. If Purchaser does not hold at least 90% of the Shares issued and outstanding at the Effective Time (other than certain excluded and dissenting Shares), each remaining Share outstanding will automatically be canceled and converted into the right to receive that fraction of a fully paid and nonassessable share of common stock, par value $0.01 per share, of IT (the "IT Common Stock") equal to the Conversion Number. The Conversion Number is equal to a fraction (rounded to the nearest third decimal point), (a) the numerator of which is equal to $6.75, or any greater amount paid pursuant to the Offer and (b) the denominator of which is equal to the average of the closing sales price of a share of IT Common Stock as reported on the New York Stock Exchange for each of the ten (10) consecutive trading days ending on, and including, the second trading day immediately preceding the date on which a final vote of the Company's shareholders on the adoption and approval of the Merger has been held (the "IT Average Stock Price"). If the IT Average Stock Price is equal to or less than $12.50, then the Conversion Number will be 0.540. The Purchaser commenced the Offer on May 17, 1999.

     The Offer is subject to certain conditions, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and there being validly tendered prior to the Expiration Date and not withdrawn at least 80% of the issued and outstanding Shares.

     The Offer and withdrawal rights expire at 12:00 Midnight, New York City time, on Monday, June 14, 1999, unless the Offer is extended.

     The Merger Agreement and a copy of each of IT's press releases announcing the execution of the Merger Agreement and the commencement of the Offer, dated May 11, 1999 and May 17, 1999, respectively, are filed as exhibits to this Current Report on Form 8-K.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.
              ---------


      Exhibit No.                                  Description
      -----------                                  -----------

         *99.1 Agreement and Plan of Merger, dated as of May 10, 1999, between IT, Seismic and EMCON.

         *99.2 Press Release, dated May 11, 1999, announcing the execution of the Merger Agreement.

          99.3 Press Release, dated May 17, 1999, announcing the commencement of the Offer.

       *  Incorporated by reference from IT's Schedule 14D-1, filed May 17,
          1999.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             THE IT GROUP, INC.

Date:  May 20, 1999          By: /s/ James Redwine
                                 ----------------------------
                                         James Redwine
                                   Senior Corporate Counsel
                                    and Assistant Secretary

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                                 EXHIBIT INDEX

       Exhibit No.                                    Description
       -----------                                    -----------

         *99.1 Asset Purchase Agreement, dated as of May 10, 1999, between IT, Seismic and Emcon.

         *99.2 Press Release, dated May 11, 1999, announcing the execution of the Merger Agreement.

          99.3 Press Release, dated May 17, 1999, announcing the commencement of the Offer.

        *  Incorporated by reference from IT's Schedule 14D-1, filed May 17,
           1999.

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